Exhibit 99.1

Critical Therapeutics, Inc. Announces Stockholder Approvals Related to Merger with Cornerstone BioPharma Holdings, Inc. and 10-to-1 Reverse Stock Split

LEXINGTON, Mass.--(BUSINESS WIRE)--October 31, 2008--Critical Therapeutics, Inc. (NASDAQ: CRTX) announced today that its stockholders voted this morning to approve (1) the issuance of Critical Therapeutics’ common stock pursuant to the Agreement and Plan of Merger, dated as of May 1, 2008, by and among Critical Therapeutics, Neptune Acquisition Corp., a wholly owned subsidiary of Critical Therapeutics, and Cornerstone BioPharma Holdings, Inc., or Cornerstone, (2) an amendment to Critical Therapeutics’ certificate of incorporation to effect a reverse stock split of Critical Therapeutics’ common stock, and (3) an amendment to Critical Therapeutics’ certificate of incorporation to change the name of Critical Therapeutics to “Cornerstone Therapeutics Inc.”

In addition, based on the approval of the reverse stock split amendment referenced above, Critical Therapeutics announced today that its board of directors has approved a 10-to-1 ratio for the reverse stock split of Critical Therapeutics’ common stock. As a result of the reverse stock split, immediately prior to the closing of the proposed merger with Cornerstone, every 10 shares of Critical Therapeutics’ outstanding common stock will be reclassified and combined into one share of Critical Therapeutics’ common stock. The reverse stock split also affects all stock options, warrants and other rights to acquire Critical Therapeutics’ common stock that are outstanding immediately prior to the effective time of the reverse stock split. No fractional shares will be issued in connection with the reverse stock split. Fractional shares that would otherwise have resulted from the reverse stock split will be paid in cash in an amount equal to such fractional share multiplied by the average last reported sales price of Critical Therapeutics’ common stock at 4:00 p.m., Eastern time, end of regular trading hours on The NASDAQ Capital Market during the 10 consecutive trading days ending on the last trading day prior to the effective date of the merger. The reverse stock split will reduce the number of shares of Critical Therapeutics’ common stock outstanding from approximately 43.3 million to approximately 4.3 million prior to the issuance of any shares of Critical Therapeutics’ common stock in connection with the proposed merger with Cornerstone.

The combined company has received approval for the listing of its common stock on The NASDAQ Capital Market, and the proposed merger with Cornerstone is expected to close later today.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Critical Therapeutics, including, without limitation, statements regarding the completion of the reverse stock split and the proposed merger with Cornerstone and all other statements that are not purely historical in nature, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “target,” “may,” “plan,” “project,” “could,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risk that Critical Therapeutics and Cornerstone may not be able to complete the proposed merger. These and other risks are described in greater detail in the “Risk Factors” sections of the Registration Statement on Form S-4 that Critical Therapeutics filed with respect to the proposed merger with Cornerstone and its Quarterly Report on Form 10-Q and other filings that Critical Therapeutics makes with the Securities and Exchange Commission. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect Critical Therapeutics expectations and beliefs only as of the date and time of this release. Critical Therapeutics anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while Critical Therapeutics may elect to update these forward-looking statements publicly at some point in the future, Critical Therapeutics specifically disclaims any obligation to do so, except as required by law, whether as a result of new information, future events or otherwise. In general, Critical Therapeutics’ forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, business development transactions, joint ventures or investments, except that in particular circumstances as specifically indicated, Critical Therapeutics may address the potential impact of the proposed transaction with Cornerstone. These forward-looking statements should not be relied upon as representing the views of Critical Therapeutics as of any date or time subsequent to the date and time of this release.

CONTACT:
Critical Therapeutics, Inc.
Thomas P. Kelly, 781-402-5715
Chief Financial Officer and Senior
Vice President of Finance and Corporate Development
tkelly@crtx.com